As filed with the Securities and Exchange Commission on March 31, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Centra Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3268918
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

430 Bedford Street	Lexington, Massachusetts 02420
(Address of Principal Executive Offices)	(Zip Code)

Centra Software, Inc. 1999 Stock Incentive Plan

Centra Software, Inc. 1999 Employee Stock Purchase Plan

(Full Title of the Plan)

Paul R. Gudonis

Centra Software, Inc.

430 Bedford Street

Lexington, MA 02420

(Name and Address of Agent for Service)

(781) 861-7000

(Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Robert L. Birnbaum, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
common stock, $.001 par value	800,000 shares (1)(2)	$2.34 (3)	$1,872,000	$220.33
common stock, $.001 par value	600,000 shares (1)(4)	$2.00 (5)	$1,200,000	$141.24
			Total	$361.57

(1)	Each share includes one right to purchase shares of our Series A participating cumulative preferred stock pursuant to our rights agreement dated April 19, 2002.
(2)	Consists of shares issuable pursuant to options and other stock awards that may be granted under the Centra Software, Inc. 1999 Stock Incentive Plan.
(3)	Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of our Common Stock as reported on the Nasdaq National Market on March 30, 2005.
(4)	Consists of shares issuable pursuant to the 1999 Employee Stock Purchase Plan.
(5)	Estimated pursuant to Rule 457(c) and (h) based on 85% of the average of the high and low prices of our Common Stock as reported on the Nasdaq National Market on March 30, 2005.

This registration statement covers (i) 800,000 shares of our common stock issuable under our 1999 Stock Incentive Plan pursuant to an amendment to the plan approved by our stockholders in May 2004, and (ii) 600,000 shares of our common stock issuable under our 1999 Employee Stock Purchase Plan pursuant to evergreen increases as provided in the plan approved by our stockholders in November 1999. These shares are in addition to:

•	6,421,364 shares of our common stock registered for issuance, pursuant to the registration statement on Form S-8, File No. 333-40268, filed with the Securities and Exchange Commission on June 28, 2000, under our 1999 Stock Incentive Plan, our 1995 Stock Plan, our 1999 Director Stock Option Plan and our 1999 Employee Stock Purchase Plan,

•	1,600,000 shares of our common stock registered pursuant to the registration statement on Form S-8, File No. 333-60718, filed with the Securities and Exchange Commission on May 11, 2001, for issuance under our 1999 Stock Incentive Plan,

•	1,000,000 shares of our common stock registered pursuant to the registration statement on Form S-8, File No. 333-97333, filed with the Securities and Exchange Commission on July 30, 2002, for issuance under our 1999 Stock Incentive Plan, and

•	1,000,000 shares of our common stock registered pursuant to the registration statement on Form S-8, File No. 333-107809, filed with the Securities and Exchange Commission on August 8, 2003, for issuance under our 1999 Stock Incentive Plan.

The contents of our registration statements on Form S-8, File Nos. 333-40268, 333-60718, 333-97333 and 333-107809, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Foley Hoag LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centra Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 31st day of March, 2005.

CENTRA SOFTWARE, INC.

By:	/S/ PAUL R. GUDONIS
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Centra Software, Inc. hereby severally constitute and appoint Paul R. Gudonis and Stephen A. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of March 31, 2005.

Signature	Title

/s/ Paul R. Gudonis Paul R. Gudonis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen A. Johnson Stephen A. Johnson	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)

/s/ Leon Navickas Leon Navickas	Chairman of the Board of Directors

/s/ Ronald R. Benanto Ronald R. Benanto	Director

Name	Title

/s/ Douglas M. Ferguson Douglas M. Ferguson	Director

/s/ Robert E. Hult Robert E. Hult	Director

/s/ Leonard M. Kawell, Jr. Leonard M. Kawell, Jr.	Director

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Foley Hoag LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)